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                                                                    EXHIBIT 10.5


                 SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

         THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT ("Second Amendment") is entered into as of the 30th day of September, 1998 by and between the undersigned parties.

                              W I T N E S S E T H:

         WHEREAS, the undersigned entered into that certain Purchase and Sale Agreement, dated as of May 10, 1998 (the "Agreement"), regarding the sale of certain real property located in Chesapeake, Virginia (Greenbrier Industrial Center) , Loudoun County, Virginia (Lots 2-A and 3-A of Le Bourget Business
Park), and Chesapeake, Virginia (Greenbrier Technology Center ), which property is more particularly described in the Agreement (the "Property");

         WHEREAS, the Agreement was amended pursuant to that certain Amendment to Purchase and Sale Agreement, by and between the undersigned parties, dated as of July 8, 1998 (the "First Amendment"); and

         WHEREAS, the parties desire to amend the Agreement and the First Amendment as set forth below.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Section 3.01 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "3.01 Closing. All documents necessary or appropriate to transfer the Project shall be delivered and closing (the "Closing") shall be held on, or in Buyer's sole discretion, provided that Seller is furnished with two (2) days prior written notice of the earlier Closing Date, before October 15, 1998 at the offices of Hale and Dorr LLP, 1455 Pennsylvania Avenue, N.W., Washington, D.C. 20004. Closing shall not occur any later than October 15, 1998, as time is of the essence.

         2. Notwithstanding anything to the contrary contained in the Agreement, the First Amendment or this Second Amendment, in the event the documentation regarding the loan assumptions is not executed as of the Closing Date, the Buyer and Seller shall proceed to Closing on the Closing Date, with all conveyance documents being delivered to the Escrow Agent to be held in escrow until the loan assumption documents have been fully-executed by all parties; provided, however, that on the Closing Date, Seller shall remit payment of the Purchase Price to Buyer. The conveyance documents shall be held in escrow until the fully-executed loan assumption documents are delivered to the Escrow Agent, at which time the Deed shall be recorded along with any and all loan assumption documents which need to be recorded in the land records in the appropriate jurisdiction and the fully-executed conveyance documents shall be released by the Escrow Agent to the Seller and the Buyer.


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         3.       Notwithstanding anything to the contrary contained herein, the
Deposit (in the total amount of $440,000, but with no interest thereon) shall continue to be held by Seller until the Closing of the sale of the Property has been consummated, at which time, the Deposit shall continue to be held by Seller and shall be added to the Deposit under that certain Purchase and Sale
Agreement, dated as of May 10, 1998, regarding the sale of certain real property located in Prince William County, Virginia (the "Battlefield Agreement") (hereinafter, the Deposit under the Agreement and the Deposit under the Battlefield Agreement shall be referred to as the "Aggregate Deposit"). The Aggregate Deposit (in the amount of $1,000,0000) shall be non-refundable to the Buyer unless Seller shall default in tendering the Deed and other conveyance documents to Buyer at Closing under the Battlefield Agreement.

         4. Provided Closing occurs under the Agreement and under the Battlefield Agreement, the parties hereto agree to a reduction in the Purchase Price in the amount of $300,000 (the "Reduction"), which reduction shall be paid at such time (and only at such time, if any) that the sale of the property under the Battlefield Agreement is consummated; provided, however, that in order for the Reduction to be effective, the sale of the property under the Battlefield Agreement and the sale of the Property under the Agreement must be consummated no later than the Closing Date set forth in this Second Amendment and in the Second Amendment to Purchase and Sale Agreement to the Battlefield Agreement, as time is of the essence for such Closings. In the event the sale of the Property under the Battlefield Agreement is not consummated, the Purchase Price under the Agreement shall remain the amount originally set forth in the Agreement and there shall be no retroactive reduction in the Purchase Price.

         5. Section 13.02 of the Agreement is hereby deleted and the following is inserted in lieu thereof:

                  "13.02 Buyer's Default. In the event of Buyer's failure to fulfill its obligations hereunder, Seller may elect either to
                  (i) compel specific performance and shall have the right to collect its costs and expenses incurred in connection therewith or (ii) terminate this Agreement and retain the deposit as Seller's full and liquidated damages in lieu of other rights and remedies which Seller may have against Buyer at law or in equity. In the event Seller determines not to compel specific performance and to retain the Deposit, both parties acknowledge that the Deposit represents a pre-estimate of damages which would accrue to Seller from a default by Buyer and is not a penalty against Buyer.

         6. Except as amended herein, the Agreement and the First Amendment are hereby confirmed to remain in full force and effect.

         7. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.


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         8.       This Second Amendment may be executed in counterparts, each of which shall be deemed to be an original but all of which shall be one and the same document.

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.


                           A & A Greenbrier, Inc., a Virginia corporation


                           By:
                                    ---------------------------
                                    Louai Alassar
                                    President

                           A & A Northpointe B, Inc., a Virginia corporation


                           By:
                                    ---------------------------
                                    Louai Alassar
                                    President

                           A & A Northpointe C, Inc., a Virginia corporation


                           By:
                                    ---------------------------
                                    Louai Alassar
                                    President

                           A & A Greenbrier Tech, Inc., a Virginia corporation


                           By:
                                    ---------------------------
                                    Louai Alassar
                                    President


                           American Industrial Properties REIT, successor by merger to DDR Office Flex Corporation



                           By:
                                    ---------------------------------
                                    Name:
                                    Title:



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